NSAR ITEM 77O

VK Technology Fund
10f-3 Transactions
September 1, 2003 - February 29, 2004

Underwriting #   Underwriting    Purchased   Amount of    % of        Date of
                                 From       shares    underwriting   Purchase
    1 Eyetech Pharmaceuticals Merrill Lynch 15,000       0.231%      01/29/03

    2 Atheros Communications  Lehman Bros.  38,600       0.429%      02/11/04

Underwriting Participants for #1
Merrill Lynch & Co.
Morgan Stanley

Underwriting Participants for #2
Morgan Stanley
Lehman Brothers
Banc of America Securities LLC
Thomas Weisel Partners LLC